                                                                   Exhibit 8.4





                   [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]





                               February 21, 2002




                                                                     Client No.
(202) 955-8500                                                    C 04554-00005


Arguss Communications, Inc.
One Church Street
Suite 302
Rockville, Maryland 20850



Ladies and Gentlemen:

         We have acted as special counsel to Arguss Communications, Inc. a Delaware corporation ("Target"), in connection with the tender offer (the "Offer") by Dycom Industries, Inc. a Florida corporation ("Parent"), through Troy Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), for the outstanding stock of Target, which closed on February 20, 2002, and the subsequent merger (the "Merger") of Merger Sub with and into Target.

         In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Agreement and Plan of Merger, dated January 7, 2002, among Parent, Merger Sub and Target (the "Merger Agreement") and (ii) the Registration Statement of Parent on Form S-4 dated January 23, 2002, as amended (the "Registration Statement"), as declared effective by the United States Securities and Exchange Commission (the "Commission") on February 12, 2002.

         Our opinion set forth below assumes (i) that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the effective time of the Merger, and that the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Merger Agreement; and (ii) that the representations made to us by Target, which are set forth in a Certificate dated February 21, 2002, and the representations made to us by Parent, which are set forth in a Certificate dated February 21, 2002, are accurate and will continue to be accurate through the effective time of the Merger.

Arguss Communications, Inc.
February 21, 2002
Page 2

         Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that:

     1. The Offer and the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


     2. Parent, Merger Sub, and Target each will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code.

         Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Offer or the Merger, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

         We consent to the use of our name under the headings "RISK FACTORS-- Risks Relating To The Offer And The Merger--The receipt of Dycom shares could be taxable to you, depending on facts surrounding the offer and the merger", "THE OFFER--Material United States Federal Income Tax Consequences" and "LEGAL MATTERS" in the Registration Statement. We consent to the filing of this opinion with the Commission as Exhibit 8.4 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ GIBSON, DUNN & CRUTCHER LLP

                                             GIBSON, DUNN & CRUTCHER LLP